Exhibit 10.2

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$60,000,000

BANK OF AMERICA, N.A.	$50,000,000

CITIBANK, N.A.	$40,000,000

SUNTRUST BANK	$40,000,000

THE BANK OF NOVA SCOTIA	$30,000,000

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY	$30,000,000

BANCO BRADESCO S.A. – NEW YORK BRANCH	$20,000,000

THE NORTHERN TRUST COMPANY	$15,000,000

FIFTH THIRD BANK	$15,000,000

AGGREGATE COMMITMENT	$300,000,000